UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2012

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite 670, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of SafeStitch Medical, Inc. (the “Company”) held on June 19, 2012, the Company’s stockholders considered two proposals.

Proposal 1 – Election of seven members to the Company’s Board of Directors to serve until the 2013 Annual Meeting of Stockholders.

The results of the voting were as follows:

Election of Directors	For	Withheld
Jane H. Hsiao, Ph.D.	37,236,180	4,272
Jeffrey G. Spragens	37,238,180	2,272
Charles J. Filipi, M.D.	37,238,200	2,252
Chao C. Chen, Ph. D.	37,237,200	3,252
Richard C. Pfenniger. Jr.	37,238,100	2,352
Steven D. Rubin	37,206,590	33,862
Kevin T. Wayne, D.B.A.	37,238,200	2,252

Based on the votes set forth above, the director nominees were duly elected.

Proposal 2 – (i) Approval of the amendment to the SafeStitch Medical, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”), as amended, to increase the number of shares of common stock reserved for issuance under the plan from 3,000,000 to 5,000,000; and (ii) Reapproval of the material terms of performance goals for incentive awards.

For	Against	Abstain
36,502,369	209,583	528,500

Based on the votes set forth above, Proposal 2 was approved.

There were no broker non-votes for either proposal. No other matters were considered or voted upon at the meeting.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

June 20, 2012	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer